UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: September 27, 2010
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10235 (Commission File Number)	36-3555336 (IRS Employer Identification No.)
1925 West Field Court, Suite 200
Lake Forest, Illinois 60045-4824
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
(e) Severance Arrangements for Frank J. Notaro and Harold Morgan
     On September 27, 2010, the Compensation Committee of the Board of Directors of IDEX Corporation (“IDEX”) adopted a severance arrangement for Frank J. Notaro and amended the severance arrangement for Harold Morgan. In the event the employment of Mr. Notaro or Mr. Morgan is terminated without cause and other than in connection with a change in control, each executive will be eligible for severance equal to 12 months’ base salary, plus their target bonus. Mr. Morgan’s previous arrangement provided for severance equal to 12 months’ base salary only.
     The foregoing description of the severance arrangements with Messrs. Notaro and Morgan is qualified in its entirety by reference to the terms of the letter agreement with each executive, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
(e) Amendment of the IDEX Corporation Supplemental Executive Retirement Plan
     On September 27, 2010, the Compensation Committee of the Board of Directors of IDEX amended the IDEX Corporation Supplemental Executive Retirement Plan to add an annual contribution of 2% of a participant’s compensation for each year to the defined contribution excess benefit component.

Item 9.01	— Financial Statements and Exhibits.
(d) Exhibits
10.1	Letter Agreement between IDEX Corporation and Frank J. Notaro, dated September 30, 2010

10.2	Letter Agreement between IDEX Corporation and Harold Morgan, dated September 30, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
	By:	/s/ Dominic A. Romeo
Dominic A. Romeo
October 1, 2010		Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between IDEX Corporation and Frank J. Notaro, dated September 30, 2010
10.2	Letter Agreement between IDEX Corporation and Harold Morgan, dated September 30, 2010